    As filed with the Securities and Exchange Commission on December 12, 2001
                                                  Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              SOLECTRON CORPORATION


             (Exact name of Registrant as specified in its charter)


                Delaware                               94-2447045
                --------                               ----------
        (State of incorporation)         (I.R.S. Employer Identification Number)


                               777 Gibraltar Drive
                           Milpitas, California 95035


   (Address, including zip code, of Registrant's principal executive offices)


                     C-MAC Industries Inc. Stock Option Plan

                                   KIRAN PATEL
              Executive Vice President and Chief Financial Officer
                              SOLECTRON CORPORATION
                               777 Gibraltar Drive
                           Milpitas, California 95035
                                 (408) 957-8500


(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             STEVEN E. BOCHNER, ESQ.
                             STEVE L. CAMAHORT, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300


================================================================================

                        CALCULATION OF REGISTRATION FEE


==========================================================================================

Title of                   Maximum Amount    Proposed       Proposed       Amount of
Securities                 to be             Maximum        Maximum        Registration
to be                      Registered(1)     Offering       Aggregate      Fee
Registered                                   Price Per      Offering
                                             Share(2)       Price(2)
Common Stock,
$0.001 par value

Subject to outstanding
options under the C-MAC
Industries Inc. Stock
Option Plan...............5,164,184 shares   $10.66         $55,050,201     $13,157

==========================================================================================


(1) Pursuant to the Combination Agreement by and among Solectron Corporation, 3924548 Canada Inc., Solectron Global Services Canada Inc., and C-MAC Industries Inc. dated as of August 8, 2001, as amended September 7, 2001, Solectron Corporation assumed all of the outstanding options to purchase Common Stock of C-MAC under the Plan referred to above, and such options become exercisable to purchase shares of Solectron Corporation Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated in accordance with Rule 457(h) solely for purpose of calculating the registration fee on the basis of the weighted average exercise price of $10.66 per share for outstanding options to purchase a total of 5,164,184 shares of Common Stock under the Stock Option Plan.

                              SOLECTRON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Company hereby incorporates by reference in this Registration Statement the contents of the Company's audited financial statements for the Registrant's fiscal year ended August 31, 2001 contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 15, 2001, and the Registrant's Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on August 31, 2001 and September 18, 2001 pursuant to Section 13(a) of the Exchange Act.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Inapplicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Inapplicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Inapplicable.

ITEM 8.     EXHIBITS.

Exhibit
Number    Document
-------   --------
4.1       C-MAC Industries Inc. Stock Option Plan.*

5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation.

23.1      Consent of Independent Auditors.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).

------------
* Solectron has received representations from C-MAC that the stock option plan filed herewith as Exhibit 4.1 is restated from the initial C-MAC stock option plan adopted in 1992, and contains all terms and conditions of all outstanding options under the C-MAC stock option plan.

ITEM 9    UNDERTAKINGS

        A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this twelfth day of December, 2001.

                                          SOLECTRON CORPORATION

                                          By: /s/ KIRAN PATEL
                                             --------------------------------
                                          Kiran Patel, Executive Vice President
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Kiran Patel, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8(including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                             Date


/s/ KOICHI NISHIMURA                  President, Chief             December 12, 2001
-----------------------------------   Executive Officer and
Koichi Nishimura, Ph.D.               Chairman of the Board

/s/ KIRAN PATEL                       Executive Vice President     December 12, 2001
-----------------------------------   and Chief Financial Officer
Kiran Patel                           (Principal Financial and
                                      Accounting Officer)

/s/ WINSTON H. CHEN                   Director                     December 12, 2001
-----------------------------------
Winston H. Chen, Ph.D.

/s/ RICHARD A. D'AMORE                Director                     December 12, 2001
-----------------------------------
Richard A. D'Amore

/s/ CHARLES A. DICKINSON              Director                     December 12, 2001
-----------------------------------
Charles A. Dickinson

/s/ HEINZ FRIDRICH                    Director                     December 12, 2001
-----------------------------------
Heinz Fridrich

/s/ WILLIAM HASLER                    Director                     December 12, 2001
-----------------------------------
William Hasler

/s/ KENNETH E. HAUGHTON               Director                     December 12, 2001
-----------------------------------
Kenneth E. Haughton, Ph.D.

/s/ PAUL R. LOW                       Director                     December 12, 2001
-----------------------------------
Paul R. Low, Ph.D.


/s/ C. WESLEY M. SCOTT                Director                     December 12, 2001
-----------------------------------
C. Wesley M. Scott

/s/ OSAMU YAMADA                      Director                     December 12, 2001
-----------------------------------
Osamu Yamada


                                INDEX TO EXHIBITS


Exhibit
Number     Exhibit
--------   ---------------------------------------------------------------------
4.1        C-MAC Industries Inc. Stock Option Plan*

5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
           Corporation

23.1       Consent of Independent Auditors

23.2       Consent of Counsel (included in Exhibit 5.1)

24.1       Power of Attorney (see page II-4)

------------
* Solectron has received representations from C-MAC that the stock option plan filed herewith as Exhibit 4.1 is restated from the initial C-MAC stock option plan adopted in 1992, and contains all terms and conditions of all outstanding options under the C-MAC stock option plan.